  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer Rochester Michigan Municipal Fund:

We consent to the use in this Registration Statement of Oppenheimer Rochester
Michigan Municipal Fund, of our report dated May 26, 2006, included in the
Statement of Additional Information, which is part of such Registration
Statement, and to the reference to our firm under the heading "Independent
Registered Public Accounting Firm" appearing in the Statement of Additional
Information.

KPMG LLP

/s/ KPMG LLP

Denver, Colorado
June 13, 2006